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                                                                 Exhibit 10.44

                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

      THE INTERCREDITOR AGREEMENT, dated as of July 28, 2000 (the "Original Agreement") as amended, supplemented or modified from time to time, this "Agreement"), entered into by and among: Citadel Holding Corporation, a Nevada corporation now known as Reading International, Inc. (together with its permitted successors and assigns, "Citadel"); Sutton Hill Capital, L.L.C., a New York limited liability company (together with its permitted successors and assigns, "SHC"); and Nationwide Theatres Corp., a California corporation (together with its permitted successors and assigns, "Nationwide") is hereby amended and restated as of January 29, 2002.

                                 R E C I T A L S

      WHEREAS, Nationwide is the holder of certain obligations of Sutton Hill Associates, a California general partnership ("Sutton Hill"), which relate to various assets of Sutton Hill or its Affiliates (the "Affected Assets") (such agreements, documents and instruments between Nationwide and Sutton Hill evidencing such obligations and representing a principal indebtedness of $11,000,000, collectively referred to as the "Existing Nationwide Agreement," the balance of such obligations of Sutton Hill to Nationwide being unaffected by this Agreement and not included in the "Existing Nationwide Agreement");

      WHEREAS, pursuant to the Existing Nationwide Agreement, there are outstanding loans in the aggregate principal amount of eleven million Dollars ($11,000,000);

      WHEREAS, the Affected Assets are being transferred from Sutton Hill or its Affiliates to SHC, which is wholly owned by Sutton Hill, and, in connection with such transfer, Sutton Hill desires to amend and modify the Existing Nationwide Agreement;

      WHEREAS, SHC and Citadel have entered into an agreement dated as of July 28, 2000 as amended and restated of January 29, 2002 (as amended, restated, modified or supplemented from time to time, the "Citadel Agreement"), pursuant to which Citadel will make available to SHC a standby credit facility in an aggregate principal amount up to eighteen million Dollars ($18,000,000);

      WHEREAS, as a condition precedent of borrowing under the Citadel Agreement, SHC and Citadel must enter into the Subordinated Documents (as hereinafter defined);

      WHEREAS, Nationwide required that, in order to satisfy a condition to the amendment and modification of the Existing Nationwide Agreement (the Existing Nationwide Agreement, as so amended and modified, the "Nationwide Agreement"), that the Original Agreement and this Agreement be entered into among the parties hereto; and

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      WHEREAS, the purpose of this Agreement is to confirm, as between
Nationwide and Citadel, their respective rights and priorities with respect to the obligations of SHC and with respect to the Equity Collateral and the Borrower Collateral (as such terms are defined in the Citadel Agreement) now or hereafter held as security by Nationwide in respect of the Nationwide Indebtedness and by Citadel in respect of the Citadel Indebtedness.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Certain Defined Terms. Unless otherwise defined herein, terms that are defined in the Citadel Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

            "Affiliate" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled by" have the meanings correlative to the foregoing. Notwithstanding the foregoing: (a) SHC and its Affiliates ("SHC's Affiliates") shall not include Reading, Citadel and their respective direct or indirect Subsidiaries; (b) Reading, Citadel and their respective direct or indirect Subsidiaries, on the one hand, and SHC and SHC's Affiliates, on the other hand, shall not be considered Affiliates of each other; (c) SHC and SHC's Affiliates shall not include Nationwide and its direct or indirect Subsidiaries; (d) none of Nationwide or any of its direct or indirect Subsidiaries, on the one hand, and SHC or any of SHC's Affiliates, on the other hand, shall be considered Affiliates of each other; (e) Citadel and its Affiliates ("Citadel's Affiliates") shall not include Nationwide and its direct or indirect Subsidiaries; (f) Reading and its Affiliates ("Reading's Affiliates") shall not include Nationwide and its direct or indirect Subsidiaries; and (f) none of Nationwide or any of its direct or indirect Subsidiaries, on the one hand, and either Citadel or any of Citadel's Affiliates or Reading and any of Reading's Affiliates, on the other hand, shall be considered Affiliates of each other.

            "Agreement" has the meaning specified in the preamble to this Agreement.

            "Bad Faith Determination" with respect to a Citadel Proceeding means the entry of one or more Final Orders (i)(a) dismissing such Citadel Proceeding if (I) neither Nationwide

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      nor SHC consented to such Citadel Proceeding and at least one of
      Nationwide or SHC opposed such Citadel Proceeding and (II) such Final Order is based on a finding by the court that (A) in the case of a Citadel Proceeding under the Federal bankruptcy laws, the criteria in 11 U.S.C. '303(b) are not satisfied or (B) in any other case, the relevant statutory criteria for bringing such Citadel Proceeding are not satisfied and (b) finding that any Petitioning Creditor in such Citadel Proceeding which is Citadel or a Citadel Affiliate, at the time such petition or other action was filed or taken, initiated such Citadel Proceeding in "bad faith" (or words of similar import) or (ii) granting judgment against a Petitioning Creditor therein which is Citadel or an Affiliate of Citadel under 11 U.S.C. '303(i)(2) (as any such statutory section referenced herein may hereafter be modified, restated or amended).

            "Blockage Period" has the meaning specified in Section 2.02(b).

            "Change" has the meaning specified in paragraph (b) of Section 2.10.

            "Citadel" has the meaning specified in the preamble to this Agreement.

            "Citadel Agreement Payment Default" means an Event of Default under
      Section 9.1(a) of the Citadel Agreement.

            "Citadel Event of Default" means an Event of Default as such term is defined in the Citadel Agreement.

            "Citadel Indebtedness" means any and all amounts of money from time to time owing by, and any and all obligations and liabilities from time to time of, SHC under the Subordinated Documents, whether now existing or hereafter arising (as limited by the terms of this Agreement), fixed or contingent, due or not due, liquidated or unliquidated, determined or undetermined, and whether for fees, indemnities, costs, expenses or otherwise, including without limitation any rights of indemnification, reimbursement, subrogation or contribution arising under the Subordinated Documents.

            "Citadel Proceeding" means an Insolvency or Liquidation Proceeding in which Citadel or any Citadel Affiliate is a Petitioning Creditor; provided, however, that, if the Citadel Indebtedness is transferred, the term Citadel Proceeding shall mean an Insolvency or Liquidation Proceeding in which the holder of the Citadel Indebtedness or an Affiliate of such holder is a Petitioning Creditor.

            "Credit Agreement" shall mean each credit agreement, loan agreement, note purchase agreement and each other agreement or arrangement between SHC and a lender or lenders to SHC or other Person or Persons providing credit support to SHC or to debt issued by or on behalf of SHC, as the same may be amended, restated, modified or supplemented from time


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

      to time, including without limitation the Nationwide Agreement and collectively, the Citadel Agreement and the Subordinated Documents.

            "Creditor" shall mean each of Nationwide and Citadel, in their respective roles as lender to SHC.

            "Final Order" means a judgment by a court of competent jurisdiction, not subject to further appeal or with respect to which the time to appeal has lapsed.

            "Fully Paid" means, with respect to the Nationwide Indebtedness, for purposes only of this Agreement, as of any date, that on or before such date (i) the principal of such Nationwide Indebtedness shall have been paid in full in immediately available funds or such other manner satisfactory to Nationwide, (ii) all interest accrued on such Nationwide Indebtedness as of such date (including interest accrued after, or that would have accrued but for, the filing of a petition under Title 11 of the United States Code (or any successor statute thereto) or the institution or initiation of any other Insolvency or Liquidation Proceeding, in accordance with the terms of such Nationwide Indebtedness) shall have been paid in full in immediately available funds or such other manner satisfactory to Nationwide, and (iii) all fees and expenses and other amounts then due and payable that constitute Nationwide Indebtedness shall have been paid in full in immediately available funds or such other manner satisfactory to Nationwide; provided, however, that if, at any time after the Nationwide Indebtedness is determined to be "Fully Paid" for purposes of this Agreement, any other amounts that constitute Nationwide Indebtedness become due and payable, such other Nationwide Indebtedness shall be "Fully Paid" for such purpose only upon satisfaction of the conditions specified in foregoing clause (i), (ii) or (iii), as the case may be, and the provisions of this Agreement shall remain, or shall be revived and thereafter remain, in full force and effect, with respect only to the principal amount of the Citadel Indebtedness then outstanding and accrued interest thereon, and any other amounts payable with respect thereto, then unpaid, until such other Nationwide Indebtedness shall be Fully Paid pursuant hereto.

            "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy
      Code), or any receivership, liquidation, reorganization or other similar case or proceeding relative to SHC or all or substantially all of its assets, or (ii) any liquidation, dissolution, reorganization or winding up of SHC, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment of all or substantially all of the assets of SHC for the benefit of creditors or any other marshaling of assets and liabilities of SHC.

            "Nationwide" has the meaning specified in the preamble to this Agreement.


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            "Nationwide Accrual" means interest on the principal of the
      Nationwide Indebtedness (i) relating to any period in respect of which either (x) Citadel Cinemas has failed to pay any amount of Basic Rent or Additional Rent (each as defined in the Lease Agreement) or (y) as a result of the failure by Citadel Cinemas to perform any of its obligations under any of the Operational Documents, SHC has applied Basic Rent received by it to perform such obligations, in each case under clause (x) or (y) limited to the lesser of (a) the amount which Citadel Cinemas failed to so pay or the amount which SHC has so applied, as the case may be, and (b) the amount of such interest, or (ii) which remains unpaid and accruing on such principal (or, but for the filing of a Citadel Proceeding, that would have accrued on such principal) during the pendency of a Citadel Proceeding if there is a Bad Faith Determination with respect to such Citadel Proceeding.

            "Nationwide Agreement" has the meaning specified in the recitals to this Agreement, as any document, instrument or agreement comprising the Nationwide Agreement may from time to time be amended, modified or supplemented, and any agreement or other document or instrument pursuant to which any principal of or interest on or other amounts payable in respect of indebtedness thereunder of SHC (or any successor Person to SHC (whether by merger, consolidation, or acquisition of all or substantially all of its assets)) may be renewed, extended, refinanced, restructured, refunded or guaranteed, in each case as permitted in accordance with
      Section 2.10(c) of this Agreement.

            "Nationwide Event of Default" means an Event of Default as such term may be defined in the Nationwide Agreement.

            "Nationwide Indebtedness" means any and all indebtedness, obligations and liabilities of SHC from time to time outstanding under the Nationwide Agreement, in a principal amount not to exceed the amount permitted pursuant to the last sentence of Section 7.3 of the Citadel Agreement, whether now existing or hereafter arising, fixed or contingent, due or not due, liquidated or unliquidated, determined or undetermined, and whether for principal (subject to the aforesaid limitation), premium, interest (including interest accruing before or after the commencement of any Insolvency or Liquidation Proceeding or interest that would have accrued but for the commencement of such Insolvency or Liquidation Proceeding, to the date of payment, even if the claim for such interest is not allowed pursuant to Applicable Law), fees, indemnities, costs, expenses or otherwise.

            "Petitioning Creditor" with respect to any Insolvency or Liquidation Proceeding means each of the creditors that filed the petition to commence or otherwise commenced such Insolvency or Liquidation Proceeding.

            "Reading" means Reading Entertainment, Inc., a Nevada corporation, and its successors.


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            "Retained Claims" has the meaning specified in Section 2.11(h)
      hereof.

            "SHC" has the meaning specified in the preamble to this Agreement.

            "Subordinated Documents" means the Citadel Agreement and the Note (if and when executed) and all other promissory notes and other instruments, agreements and documents executed at any time pursuant to the Citadel Agreement or in connection therewith between SHC and Citadel, including all other Related Documents, and all amendments, modifications, supplements, extensions, renewals, restatements, refundings and refinancings affecting the Citadel Agreement and all such other notes, instruments, agreements and documents.

            "Trigger Event" means the occurrence of any of the following events:

            (a) An Insolvency or Liquidation Proceeding excluding such Insolvency or Liquidation Proceeding caused by or in any way resulting from a Tenant Event;

            (b) Acceleration of the Nationwide Indebtedness;

            (c) Acceleration of the Citadel Indebtedness as a result of a Citadel Agreement Payment Default or a failure to make payment when due under the Nationwide Agreement following the expiration of applicable notice or grace period thereunder; or

            (d) The occurrence of an Event of Default under the Citadel Agreement pursuant to Section 9.1(c) thereof arising as a result of a default by SHC under any of Section 6.8, 6.9, 7.1, 7.2, 7.3, 7.4, 7.5, 7.7, 7.9, 7.11, 7.12 or 7.13 thereof.

      Section 1.02 Construction. References herein to the plural form include the singular, and the singular include the plural; the word "including" is not limiting; and the word "or" is not exclusive. The words "hereof", "wherein", "hereby", and "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, exhibit and schedule references are to articles and sections of, and exhibits and schedules to, this Agreement, unless otherwise expressly indicated.

                                   ARTICLE II
                             TERMS OF SUBORDINATION

      Section 2.0 Subordination of Indebtedness. Citadel, for itself and its successors and assigns, hereby agrees that (a) to the extent and in the manner provided in this Agreement, and under


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the circumstances provided in Sections 2.02 and 2.04 hereof, the Citadel
Indebtedness is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Nationwide Indebtedness, (b) the subordination provided herein is for the benefit of Nationwide and its permitted successors and assigns, (c) Nationwide shall be deemed to have extended or acquired the Nationwide Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guarantied, in reliance upon the covenants and provisions contained in this Agreement, and (d) the provisions of this Agreement apply notwithstanding anything to the contrary in the Subordinated Documents. Notwithstanding anything contained herein or in any other document related hereto to the contrary, however, in no event shall the Citadel Indebtedness be subordinate to a principal amount of Nationwide Indebtedness which exceeds the amount permitted pursuant to the last sentence of Section 7.3 of the Citadel Agreement.

      Section 2.0 No Payment on Citadel Indebtedness in Certain Circumstances.

            (a) Upon the maturity of any Nationwide Indebtedness, whether at the final maturity thereof, by lapse of time, acceleration or otherwise (including the scheduled time of payment (including any mandatory prepayment) of any principal or interest), all principal thereof that is then due and payable (up to the amount permitted pursuant to the last sentence of Section 7.3 of the Citadel Agreement) and interest thereon and interest thereafter accruing pursuant to the terms of the Nationwide Agreement (including interest that would have accrued but for the commencement of any Insolvency or Liquidation Proceeding) and other amounts constituting Nationwide Indebtedness that are then due and payable or thereafter accruing in accordance with the Nationwide Agreement and, to the extent so provided for therein or otherwise permitted by law, interest on such other amounts shall first be Fully Paid, before any payment or distribution is made by SHC on account of the Citadel Indebtedness.

            (b) Upon the occurrence and during the continuation of a Nationwide Event of Default, no direct or indirect payment or distribution shall be made by SHC on account of any Citadel Indebtedness, for a period (the "Blockage Period") beginning on the date of the occurrence of the Nationwide Event of Default in question and ending upon the earliest to occur of the following: (i) when such Nationwide Event of Default shall have been cured by SHC or waived in writing by Nationwide, (ii) when Nationwide shall have waived in writing the application of this Section 2.02(b) to such Nationwide Event of Default, or (iii) when the Nationwide Indebtedness is Fully Paid.

            (c) Except as expressly prohibited in paragraphs (a) and (b) of this
      Section 2.02, nothing contained herein or in any other document or agreement shall prohibit or restrict SHC from paying the Citadel Indebtedness as and when due.


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            (d) If Citadel shall have received any payment or distribution in contravention of the provisions of paragraph (a) or (b) of this Section 2.02, such payment or distribution shall be held in trust for Nationwide and shall be promptly paid over to Nationwide for application to the payment of the Nationwide Indebtedness, until any of the events described in Sections 2.02(b)(i), 2.02(b)(ii) and 2.02(b)(iii) shall have occurred.

            (e) Each of the Creditors shall give prompt notice to the other Creditor of the occurrence and the type of any Nationwide Event of Default or Citadel Event of Default, as the case may be, or if a payment or distribution would constitute or result in a Nationwide Event of Default or Citadel Event of Default, as the case may be. Nationwide shall confirm in writing, in response to a written request from Citadel or any of its Affiliates, whether or not Nationwide shall have received payment from SHC of any obligation of SHC to Nationwide specified in such request. If such confirmation is not provided within ten (10) Business Days following Nationwide's receipt thereof, the requesting party can assume that such payment(s) had not been made. Failure to give any of such notices in the foregoing sentences shall not affect the subordination of the Citadel Indebtedness to the Nationwide Indebtedness as provided herein.

            (f) The provisions of this Section 2.02 shall not modify or limit in any way the application of Section 2.04.

      Section 2.03. Actions in Respect of Citadel Indebtedness.

            (a) Subject in all cases to the terms of this Agreement, Citadel may
      (1) accelerate the Citadel Indebtedness in accordance with the terms of the Subordinated Documents; (2) file a claim in respect of the Citadel Indebtedness in any Insolvency or Liquidation Proceeding; and (3) take all other action necessary to enforce and protect its rights with respect to the Citadel Indebtedness.

            (b) In the event of a Citadel Agreement Payment Default, Citadel is entitled to exercise all rights and remedies pursuant to the terms of the Citadel Agreement and the Subordinated Documents. In the event of a Citadel Event of Default other than a Citadel Agreement Payment Default, Citadel is entitled to exercise all rights and remedies pursuant to the terms of the Citadel Agreement and the Subordinated Documents following the earliest to occur of the following: (i) Nationwide has waived this provision in writing; (ii) the Nationwide Indebtedness is Fully Paid;
      (iii) the Nationwide Indebtedness is accelerated; and (iv) the expiration of ninety (90) days from the occurrence of the Citadel Event of Default in question. If the Citadel Event of Default in question is cured within the time period set forth in clause (iv) of this paragraph (b) and prior to the occurrence of the event described in clause (i), (ii) or (iii) above, then, for all purposes of this Agreement, such Citadel Event of Default shall be deemed never to have existed. Nothing contained in this Section
      2.03 shall


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      in any way affect the rights and remedies of the parties contained in the other provisions of this Agreement in the event of an Insolvency or Liquidation Proceeding.

            (c) Notwithstanding anything contained herein to the contrary, Nationwide, for itself and its successors and assigns, agrees that (i) it will not voluntarily release, subordinate or surrender, or, except in connection with an assignment of the Nationwide Indebtedness, sell or exchange, its Lien on the Equity Collateral unless and until the Nationwide Indebtedness shall have been Fully Paid or Citadel shall have given its prior consent to such release, and (ii) if Citadel shall be subrogated to the rights and interests of Nationwide pursuant to Section
      2.06 hereof or shall acquire the Nationwide Indebtedness pursuant to
      Section 2.11(h) hereof, Nationwide shall assign to Citadel, without recourse to, or representation or warranty by, Nationwide, Nationwide's Lien on the Equity Collateral and the Borrower Collateral to the extent of such Lien.

      Section 2.04 Subordination on Dissolution, Liquidation or Reorganization of SHC. In the event of any Insolvency or Liquidation Proceeding:

            (a) Unless Nationwide agrees to a different treatment with respect to its claim for the Nationwide Indebtedness (as to which Nationwide shall have absolutely no obligation), upon any distribution of assets of SHC of any kind or character, whether in cash, securities or other property, arising out of such Insolvency or Liquidation Proceeding, all Nationwide Indebtedness shall be Fully Paid before Citadel is entitled to receive any payment or distribution on account of any Citadel Indebtedness;

            (b) Any payment or distribution of assets of SHC of any kind or character, whether in cash, securities or other property (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of SHC being subordinated to the Citadel Indebtedness), to which Citadel would be entitled except for the provisions of this Section 2.04, shall be paid by SHC, as debtor in possession, or any bankruptcy trustee or other agent or other Person making such payment or distribution directly to Nationwide, until all Nationwide Indebtedness remaining unpaid is Fully Paid, after giving effect to any concurrent payments or distributions to or for Nationwide for application to the payment of the Nationwide Indebtedness, or any of the events described in Section 2.02(b)(i), (ii) or (iii) shall have occurred; and

            (c) If, notwithstanding the foregoing provisions of this Section 2.04, Citadel shall have received any payment or distribution of assets of SHC, or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Citadel Indebtedness, whether in cash, securities or other property, before all Nationwide Indebtedness shall have been Fully Paid, such payment or distribution shall be received and held in trust for Nationwide, and shall promptly be paid over or delivered to


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      Nationwide, for the benefit of Nationwide, until all Nationwide
      Indebtedness then remaining unpaid is Fully Paid, after giving effect to any concurrent payments or distributions to or for Nationwide for application to the Nationwide Indebtedness, or any of the events described in Section 2.02(b)(i), (ii) or (iii) shall have occurred.

      Section 2.05. Liens. The Liens on the Collateral in favor of Citadel shall be subject and subordinate in all respects to the Liens in favor of Nationwide.

      Section 2.06 Citadel to Be Subrogated to Rights of Nationwide. Only after the Nationwide Indebtedness shall have been Fully Paid, Citadel, to the extent of any payments or distributions of cash, securities and other assets with respect to the Citadel Indebtedness made to or for Nationwide pursuant to this Agreement, shall be subrogated to the rights of Nationwide to receive any and all payments or distributions of cash, securities and other assets payable with respect to the Nationwide Indebtedness until all amounts owing on the Citadel Indebtedness shall have been paid in full. For the purpose of such subrogation, no such payments or distributions to or for Nationwide that otherwise would have been made to Citadel but for this Agreement shall, as between SHC and Citadel, be deemed to be payment by SHC on account of the Citadel Indebtedness; provided, however, that (x) unless and until, as between Nationwide and Citadel, the Nationwide Indebtedness is Fully Paid, Citadel shall not have the right, ability or power to exercise any rights or remedies in respect of or by reason of such subrogation and (y) such rights of subrogation, and any claims of Citadel with respect thereto, are nevertheless limited by and subject to Section 11.12 of the Citadel Agreement.

      Section 2.07. Relative Rights. (a) This Agreement defines the relative rights of Citadel, on the one hand, and Nationwide, on the other hand. Nothing in this Agreement is intended to or shall:

                  (i) impair, as between SHC and Citadel, the obligation of SHC to pay the amounts payable with respect to the Citadel Indebtedness as and when the same shall become due and payable in accordance with its terms; or

                  (ii) affect the relative rights against SHC of Citadel and creditors of Citadel other than Nationwide.

            (b) Notwithstanding anything herein or elsewhere to the contrary, if SHC fails, because of this Agreement or otherwise, to pay principal of or interest on the Citadel Indebtedness on the due date thereof, such failure shall still be considered an Event of Default under paragraph (a) of
      Section 9.1 of the Citadel Agreement except as otherwise provided in said paragraph (a).


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

      Section 2.08 Continued Effectiveness of this Agreement.

            (a) The terms of this Agreement, the subordination effected hereby, and the rights of Nationwide and the obligations of Citadel arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment, modification or termination of or supplement to the Nationwide Indebtedness or the Nationwide Agreement, or any agreement, instrument or document executed or delivered pursuant thereto; (ii) the validity or enforceability of any such document; (iii) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Nationwide Indebtedness or any other indebtedness, liability or obligations of SHC to Nationwide, now existing or hereafter arising; (iv) any exercise or non-exercise of any right, power or remedy under or in respect of the Nationwide Indebtedness or any of such instruments and documents referred to in clause (i) above or arising at law; or (v) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Nationwide Indebtedness or any of the agreements, instruments or documents referred to in clause (i) above or in respect of any collateral security for the Nationwide Indebtedness or any other indebtedness, liability or obligation of SHC to Nationwide, now existing or hereafter arising, all whether or not Citadel shall have had notice or knowledge of any of the foregoing and whether or not Citadel shall have consented thereto.

            (b) The terms of this Agreement, and the rights of Citadel and the obligations of Nationwide arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment, modification or termination of or supplement to the Citadel Indebtedness or the Subordinated Documents, or any agreement, instrument or document executed or delivered pursuant thereto; (ii) the validity or enforceability of any such document; (iii) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Citadel Indebtedness or any other indebtedness, liability or obligations of SHC to Citadel, now existing or hereafter arising; (iv) any exercise or non-exercise of any right, power or remedy under or in respect of the Citadel Indebtedness or any of such instruments and documents referred to in clause (i) above or arising at law; or (v) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Citadel Indebtedness or any of the agreements, instruments or documents referred to in clause (i) above or in respect of any collateral security for the Citadel Indebtedness or any other indebtedness, liability or obligation of SHC to Citadel, now existing or hereafter arising, all whether or not Nationwide shall have had notice or knowledge of any of the foregoing and whether or not Nationwide shall have consented thereto.

      Section 2.09 Provisions to Effectuate Subordination of Citadel
Indebtedness.

            (a) In the event of any Insolvency or Liquidation Proceeding, Nationwide is irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of Citadel such proofs of claim against SHC on account of the Citadel Indebtedness or other motions or pleadings as Nationwide may deem expedient or proper, to vote such proofs of claim in any such Insolvency or Liquidation Proceeding, to the extent permitted by law, and to receive and collect any and all payments or distributions made thereon in whatever form and to apply such payments or distributions on account of any of the Nationwide Indebtedness. Citadel irrevocably authorizes and empowers Nationwide to demand, sue for, collect and receive each of such payments and distributions and to file claims and take such other actions, in the name of Nationwide or Citadel or otherwise, as Nationwide may deem necessary or advisable for the enforcement of this Agreement. To the extent that payments or distributions are made in property other than cash, Citadel authorizes Nationwide to sell such property to such buyers and on such terms as Nationwide, in its reasonable discretion, shall determine. Citadel will execute and deliver to Nationwide such powers of attorney, assignments and other instruments or documents as may be requested by Nationwide in order to enable Nationwide to enforce any and all claims upon or with respect to the Citadel Indebtedness and to collect and receive any and all payments and distributions which may be payable or deliverable at any time with respect thereto.

            (b) Nationwide agrees that it will not exercise any of the rights or remedies under paragraph (a) of this Section 2.09 unless Citadel has failed to implement any action in question within ten (10) days prior to when such action is required pursuant to an Insolvency or Liquidation Proceeding.

            (c) Citadel specifically waives: unless Nationwide shall otherwise give its prior written consent or the Nationwide Indebtedness is Fully Paid, (i) the right to seek to give its credit (secured or otherwise) to SHC in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to the Nationwide Indebtedness in accordance with the terms and conditions of this Agreement; (ii) the right to take a position inconsistent with or contrary to that of Nationwide (including a position by Nationwide to take no action) if SHC seeks to use, sell or lease the Collateral under Section 363 of the Bankruptcy Code or seeks to accept or reject any executory contract or lease under Section 365 of the Bankruptcy Code; (iii) the right to receive any collateral (including any "super priority" or equal or "priming" or replacement Lien) for the Citadel Indebtedness, other than the Equity Collateral and the Borrower Collateral, in each case subject to Nationwide's Liens thereon to the extent provided herein; and (iv) the right to seek adequate protection in respect of the Collateral under Section 363 or 361 of the Bankruptcy Code, unless and then only to the extent that

      Nationwide does and then only to the extent consistent with the subordinated position of Citadel.

      Section 2.10 Subordination not Impaired by Acts or Omissions of SHC or Nationwide. (a) No right of Nationwide to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of SHC or, except as provided in Section 2.10(c), by any act or failure to act by Nationwide, or by any noncompliance by SHC with the provisions and covenants of the Nationwide Agreement or the Subordinated Documents, regardless of any knowledge thereof that Nationwide may have or be otherwise charged with and regardless of whether such action or failure to act diminishes or destroys any subrogation or other rights that Citadel may have or reduces or eliminates any eventual recovery in respect of the Citadel Indebtedness. Without in any way limiting the generality of the foregoing, Nationwide may, at any time and from time to time, without the consent of or notice to Citadel, except as provided in Section 2.10(c), without incurring responsibility to Citadel and without impairing or releasing the subordination and other benefits provided in this Agreement or the obligations hereunder of Citadel to Nationwide, do any one or more of the following even if any right to reimbursement or subrogation or other right or remedy of Citadel is affected, impaired or extinguished thereby:

                  (i) change the manner, place or terms of payment or extend, renew, modify or amend the terms of the Nationwide Indebtedness or any agreement or instrument evidencing, securing or guarantying any Nationwide Indebtedness (including increasing the amount of principal, changing the time and amount of repayments, increasing the rate of interest or otherwise changing the terms of the Nationwide Agreement), exercise or delay in or refrain from exercising any right or remedy against SHC and otherwise deal freely with SHC or any liability of SHC;

                  (ii) release, exercise or delay in or refrain from exercising any right or remedy against, change the terms of any agreement or instrument with or otherwise deal freely with any guarantor or any other Person liable or contingently liable in any manner for the Nationwide Indebtedness or any such liability or contingent liability;

                  (iii) settle or compromise any of the Nationwide Indebtedness or any other liability of SHC or any guarantor of the Nationwide Indebtedness to Nationwide and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, the Nationwide Indebtedness) in any manner or order; and

                  (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any Lien securing the Nationwide Indebtedness by whomsoever granted, and release, sell, exercise or delay in or refrain from exercising any right or remedy against, exchange, enforce, realize upon, or otherwise deal freely with, in any manner and in any order, any of the Collateral.

            (b) Except as provided in Section 2.10(c), Citadel hereby waives any and all notice of the creation, modification, renewal, extension or accrual of any Nationwide Indebtedness and notice of or proof of reliance by Nationwide upon this Agreement, and the Nationwide Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between SHC and Nationwide shall be deemed to have been consummated in reliance on this Agreement.

            (c) Notwithstanding anything contained in this Agreement or any other agreement to the contrary, the consent of Citadel shall be required for (i) any amendment or modification of the Nationwide Agreement (any of the foregoing being a "Change") (A) changing the dates of payment of interest, principal, fees or costs in respect of the Nationwide Indebtedness or shortening the maturity of or requiring the earlier payment of any principal or interest in respect of the Nationwide Indebtedness, (B) increasing the rate of interest or the amount of any payments (including the amount of any fees payable in respect of the Nationwide Indebtedness), except for the increase in rate provided for therein following maturity thereof, whether at stated maturity, by acceleration or otherwise, or (C) adding any requirement for SHC to pay any additional fees in respect of the Nationwide Indebtedness, or (ii) any Change making any material terms and conditions of the Nationwide Agreement more restrictive or burdensome on SHC than the terms and conditions of the Nationwide Agreement delivered to Citadel and in effect on the date hereof. If any Change is made in contravention of this Section 2.10(c), any additional liabilities or obligations to Nationwide imposed thereby on SHC shall not constitute obligations secured by the Collateral and, with respect to such additional liabilities or obligations, Nationwide shall not be entitled to any of the benefits of this Agreement, the Security Agreement or the Pledge Agreement.

      Section 2.11 Additional Agreements and Waivers.

            (a) Citadel hereby waives (i) any requirement for marshaling of assets by Nationwide in connection with any foreclosure of the Liens of Nationwide on any Collateral or any other realization upon such Collateral, and (ii) any other principle of election of remedies.

            (b) Nationwide shall not have any obligation or duty, nor shall Citadel have any right to direct Nationwide, to retain, perfect, protect or release any Collateral (except as provided in Section 2.03(c)), to foreclose or refrain from foreclosing the Lien of Nationwide on any Collateral, to act or refrain from acting with respect to any Nationwide Event of Default, to act or refrain from acting with respect to the collection of any claim from any account debtor, guarantor or any other party, to realize upon any collateral or otherwise to exercise or refrain from exercising any rights or remedies in respect of such Lien or such Collateral. Except with respect to a violation of
      Section 2.03(c), Nationwide shall not be subject to any liability on account of taking or refraining from taking any action referred to in this
      Section 2.11(b), and Citadel waives and agrees to refrain from asserting against Nationwide any claim seeking damages or other relief by way of specific performance, injunction or otherwise, with respect to any action taken or not taken by Nationwide with respect to SHC, the Collateral or any other Person. Without limiting the foregoing, Citadel waives the right to commence or pursue any legal action on account of the exercise or non-exercise of rights, remedies or other conduct of Nationwide under the Nationwide Agreement or any document entered into in connection therewith, including allegations based on a theory of breach of fiduciary obligations of Nationwide, duty of care, duty of good faith, duty of reasonableness, negligence, equitable subordination of claims, interference with contractual relationships, conflicts of interest or otherwise, except for willful misconduct by Nationwide or a violation of Section 2.03(c) hereof.

            (c) Solely between Nationwide and Citadel, Citadel assumes responsibility for keeping itself informed as to the condition (financial or otherwise), business, assets and operations of SHC, the condition of the Collateral and all other circumstances that might in any way affect Citadel's risk under the Subordinated Documents and this Agreement (including without limitation the risk of non-payment of the Nationwide Indebtedness), and Nationwide shall have no duty or obligation whatsoever to obtain or disclose to Citadel any information or documents relative to such condition (financial or otherwise), business, assets or operations of SHC, such Collateral or such risk, whether acquired by Nationwide in the course of its relationship with SHC or otherwise. The terms of this
      Section 2.11(c) shall not impair or affect SHC's obligations arising under any Credit Agreement or any of the Subordinated Documents.

            (d) Citadel agrees that the subordination hereunder applies regardless of the validity or enforceability of the Nationwide Indebtedness or the Nationwide Agreement or the validity, perfection or enforceability of the Liens securing the Nationwide Indebtedness.

            (e) Citadel agrees not to (i) take any action to challenge the validity, enforceability or amount of any guaranty of the Nationwide Indebtedness given by any other Person, (ii) induce any other Person to take such action, or (iii) cooperate with any other Person in taking such action.

            (f) Within fifteen (15) days following the written request from Nationwide or SHC, Citadel shall deliver to SHC and Nationwide an estoppel certificate setting forth (i) the amount of principal and interest then due, if any, and other amounts then payable (to the extent then ascertainable), if any, in respect of the Citadel Indebtedness and (ii) whether or not the Subordinated Documents have been amended since the date hereof or the date of the last such certificate delivered pursuant hereto, as the case may be, and if so, providing a copy of the relevant amendment documents.

            (g) Within fifteen (15) days following the written request from Citadel, each of Nationwide and SHC shall deliver to Citadel an estoppel certificate setting forth (i) the amount of principal and interest then due, and other amounts then payable (to the extent ascertainable), in respect of the Nationwide Indebtedness and (ii) whether or not the Nationwide Agreement has been amended since the date hereof or the date of the last such certificate delivered pursuant hereto, as the case may be, and, if so, providing a copy of the relevant amendment documents. Nationwide confirms that, as of the date hereof, the outstanding principal sum of the Nationwide Indebtedness is eleven million Dollars ($11,000,000), and no other sums are now accrued or payable under the Nationwide Agreement except accrued interest, not currently due, in accordance with the terms of the Nationwide Agreement.

            (h) (i) At any time following a Trigger Event, upon the request of Citadel and upon at least five (5) Business Days' prior written notice to Nationwide, Nationwide will assign to Citadel, without any recourse to, or representation or warranty by, Nationwide, the Nationwide Agreement (other than Nationwide's claims, if any, in respect of interest and other fees and costs thereunder, to the extent not included in the Nationwide Accrual) (the "Retained Claims"), which Retained Claims shall be retained by and remain the property of Nationwide) upon the payment to Nationwide, or as it may direct in writing, of the sum of (x) the principal amount of the Nationwide Indebtedness or $11,000,000, whichever is less, and (y) the Nationwide Accrual; provided, however, that the Nationwide Indebtedness and the Nationwide Agreement, as assigned, will then be subject to Section
      11.12 of the Citadel Agreement. Upon such assignment, this Agreement shall terminate and all rights and obligations between Nationwide and Citadel shall terminate, except as provided in this Section 2.11(h). Upon such assignment, the combined assigned Nationwide Indebtedness and the Citadel Indebtedness shall be treated for purposes of this Agreement as if such combined Indebtedness were the Nationwide Indebtedness and the Retained Claims shall be treated as if such Retained Claims were the Citadel Indebtedness; provided, however, that nothing herein shall affect, limit or impair the right of Nationwide to enforce, collect and retain free from any limitations or restrictions of this Agreement payment of the Retained Claims from any Person other than SHC.

            (ii) At Citadel's election, payment to Nationwide or an Affiliate thereof for the amount required to be paid pursuant to subsection 2.11(h)(i) may be made by it or an Affiliate making and delivering a note for the full amount due, payable in full ninety (90) days from its date, with interest thereon payable at the rate of 8.25% monthly in arrears and on the date of payment in full (increasing to 9.75% following maturity thereof, whether at stated maturity, by acceleration or otherwise); provided, however, that Nationwide (or such

      Affiliate) may require that the maturity date of the note be extended to such later date, not beyond the expiration of the Initial Term of the Lease Agreement as may be requested by Nationwide (or such Affiliate) in a notice given to Citadel not later than sixty (60) days prior to the originally stated maturity date of such note, in which case the maker of the note and, if applicable, the guarantor thereof shall execute and deliver such additional documents to confirm such extension as may be appropriate. Such note, if made by an Affiliate of Citadel, shall be fully guaranteed as to payment by Citadel, or may in the first instance be made by Citadel (in which case no guaranty shall be required). The note and, if applicable, the guaranty shall be on terms and conditions reasonably satisfactory to Nationwide. The option provided herein in favor of Citadel to pay through delivery of a note and, if applicable, a guaranty shall not be available in connection with the exercise of the Purchase Option pursuant to the Lease Agreement and any such note shall be pre-payable in full upon the closing pursuant to the Purchase Option or the purchase or other acquisition by Citadel (or an Affiliate) of the Membership Interest in SHC.

                  (iii) Upon the payment to Nationwide of the amount required to be paid to it pursuant to subsection 2.11(h)(i) (whether in cash or by the making and delivery of a note and, if applicable, a guaranty), Nationwide shall, as Citadel may request, either satisfy or assign (without recourse to, or representation or warranty by, Nationwide) as Citadel shall direct any and all Liens securing the Nationwide Indebtedness and any claims (other than the Retained Claims) with respect thereto; provided, however, that such Liens and claims, if so assigned, will be subject to the limitations of Section 11.12 of the Citadel Agreement. Any and all Retained Claims shall be unsecured claims and any judgment thereon shall not be enforced against or be or become Liens on any assets of SHC.

                  (iv) If the Trigger Event is a Citadel Proceeding and if a Bad Faith Determination is entered with respect thereto, then Citadel shall be liable: (x) to Nationwide, for all costs and expenses (including reasonable fees and expenses of counsel and other professional advisors) incurred by Nationwide in connection with the Citadel Proceeding and in seeking such Bad Faith Determination and for interest (at the Reimbursement Rate) on any taxes paid by Nationwide as a result of the transfer or repayment of the Nationwide Indebtedness for the period from the date such taxes were paid until the date such taxes would have been paid if the Nationwide Indebtedness had been repaid at the maturity date thereof; and (y) to SHC and its Affiliates, for all costs and expenses (including reasonable fees and expenses of counsel and other professional advisors) incurred by SHC and its Affiliates in connection with the Citadel Proceeding and in seeking such Bad Faith Determination. If following the initiation of a Citadel Proceeding either Nationwide or any of its Affiliates or SHC or any of its Affiliates, or any other Person acting in concert with or with the support of any of them, unsuccessfully asserts a claim for a Bad Faith Determination, then Nationwide (if it or any of its Affiliates asserted such claim) or James J. Cotter and Michael
      R. Forman (if SHC or any of its Affiliates asserted such claim) shall be liable to Citadel for all costs and expenses (including reasonable fees and expenses of counsel and other professionals) incurred by Citadel in defending against the claim for a Bad Faith Determination.

      Section 2.12. Transferees of Creditors; Notice of Subordination.

            (a) Each Creditor shall not at any time sell, assign, pledge, hypothecate, or otherwise transfer its Credit Agreement (or any of its respective rights or interests therein), unless and until the transferee, pledgee, or other appropriate party shall have assumed in a writing, reasonably satisfactory to the other, all of the transferring, pledging, or hypothecating Creditor's obligations under this Agreement.

            (b) Each Creditor warrants and represents to the other Creditor that it has not previously assigned any interest in its respective Indebtedness, that no party owns an interest in its Indebtedness other than itself and that its entire Indebtedness is owing only to it. Each Creditor covenants that its entire Indebtedness shall continue to be owing only to it, unless assigned or transferred in accordance with the terms of this Agreement.

      Section 2.13. Representations and Warranties. (a) Each Creditor hereby represents and warrants for the benefit of the other as follows: (i) the execution, delivery and performance of this Agreement are within its corporate power and authority and have been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligation of each Creditor enforceable against it in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally; and (ii) all consents for, in the case of Nationwide, the amending of the Existing Nationwide Agreement to the Nationwide Agreement and, in the case of Citadel, the funding to SHC pursuant to the Citadel Agreement have been obtained and are in effect (or will be obtained and in effect upon the date of funding).

            (b) Nationwide hereby represents to Citadel that, upon the tender in cash of the amount of the Nationwide Indebtedness in the amount and subject to the conditions set forth in Section 2.11(h)(i) hereof, the assignment provided for in said Section 2.11(h)(i) will be provided whether or not Nationwide is then the holder of the Nationwide Indebtedness.

      Section 2.14. Restriction on Amendments to Subordinated Documents. Neither SHC nor Citadel shall, without the prior written consent of Nationwide, waive, amend or modify any of the terms and conditions of any Subordinated Document if the effect of such waiver, amendment or modification is to (a) advance maturity dates, (b) increase rates or amounts of payments, (c) change any provision herein, or (d) otherwise make any such terms and conditions more restrictive or burdensome on SHC than the terms and conditions of the Subordinated Documents delivered to Nationwide and in effect on the date hereof or at the time of such amendment or modification.

      Section 2.15. Continuing Agreement of Subordination. This is a continuing agreement of subordination and Nationwide may continue, at any time and without notice to Citadel, to extend credit or other financial accommodations to or for the benefit of SHC in reliance hereon. This Agreement shall be effective and may not be terminated or otherwise revoked by Citadel until the Nationwide Indebtedness has been Fully Paid. If Citadel shall have any right under Applicable Law or otherwise to terminate or revoke this Agreement which cannot be waived, then, to the extent permitted by law, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by Citadel, is given to the holder of such Nationwide Indebtedness. Any such termination or revocation shall not affect this Agreement in relation to
(a) any Nationwide Indebtedness which arose prior to the receipt thereof, or (b) any of the Nationwide Indebtedness created after receipt thereof, if such Nationwide Indebtedness was incurred either through committed advances or re-advances by Nationwide pursuant to the Nationwide Agreement.

      Section 2.16. Further Assurances.

            (a) Upon the occurrence and during the continuation of a Nationwide Default, Citadel shall duly and promptly take such action as Nationwide may reasonably request (a) to collect the Citadel Indebtedness for the account of Nationwide and to file appropriate claims or proofs of claims in respect of the Citadel Indebtedness, (b) to execute and deliver to Nationwide such assignments or other instruments as Nationwide may reasonably request in order to enable it to enforce any and all claims with respect to the Citadel Indebtedness and any security interests securing payment of the Citadel Indebtedness, and (c) to collect and receive any and all payments or distributions which may be payable or deliverable with respect to the Citadel Indebtedness.

            (b) Nothing contained in this Agreement shall affect Citadel's obligations to make any advances pursuant to the terms of the Citadel Agreement.

                                   ARTICLE III
                                  MISCELLANEOUS

      Section 3.01 Amendments, Etc. No amendment, waiver or modification of any provision of this Agreement, nor consent to any departure by any party hereto therefrom, shall in any event be effective unless the same shall be in writing, making specific reference to this Agreement and such amendment, waiver, modification or consent shall be consented to in one or more writings signed by or consented to by all the parties hereto, and then such amendment, waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 3.02 Notices, Etc. All notices, offers, acceptances, approvals, waivers, requests, demands and other communications required or permitted hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this
Section 3.02. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

                           If to Citadel:

                           Reading International, Inc.
                           550 South Hope Street
                           Suite 1825
                           Los Angeles, CA 90071
                           Facsimile: (213) 235-2220
                           Attention: Chief Financial Officer

                           with required copies to

                           S. Craig Tompkins
                           Reading International, Inc.
                           550 South Hope Street, Suite 1825
                           Los Angeles, CA  90071
                           Facsimile: (213) 235-2229

                           If to SHC:

                           Sutton Hill Capital, L.L.C.
                           120 North Robertson Blvd.
                           Los Angeles, California  90048
                           Attention:  Legal Department
                           Telecopier No.:  (310) 652-6490

                           If to Nationwide:

                           Nationwide Theatres Corp.
                           c/o Pacific Theatres
                           Los Angeles, California  90048
                           Attention: Legal Department
                           Telecopier No.: (310) 652-6490

                           with required copies to

                           Ira Levin
                           Pacific Theatres
                           120 North Robertson Boulevard
                           Los Angeles, CA 90048
                           Telecopier: (310) 652-6490

Each such notice, request or other communication shall be effective when actually received.

      Section 3.03 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 3.04 Costs and Expenses. Each Creditor agrees to pay on demand all costs and expenses of the other Creditor in connection with the successful enforcement of this Agreement against the first Creditor (including without limitation for reasonable fees and expenses of counsel).

      Section 3.05 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 3.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 3.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 3.08 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOC"BLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 3.09 Evidence of Understanding. Citadel shall, promptly upon the request of Nationwide, and Nationwide shall, promptly upon the request of Citadel, execute and deliver such other documents and instruments as Nationwide or Citadel, as the case may be, may deem reasonably necessary or appropriate (in proper form for recording or filing, if requested) to more fully implement or further evidence the understandings and agreements contained in this Agreement.

      Section 3.10 Conflict of Provisions. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Nationwide Agreement, the Subordinated Documents, or any documents executed in connection therewith or the indebtedness evidenced thereby, the provisions of this Agreement shall control and govern.

      Section 3.11 Respective Rights. This Agreement sets forth the respective rights of Citadel, on the one hand, and Nationwide, on the other hand, and, as such, has not been entered into for the benefit of SHC and may not be enforced by SHC. SHC is executing and delivering this Agreement solely to confirm to the other parties that it is aware that such other parties have entered into this Agreement and that it consents to the other parties' entering into this Agreement (though the foregoing shall not imply that SHC's consent was or is required for the execution and delivery of this Agreement by such other parties, or that its obligations pursuant to the Nationwide Agreement or the Subordinated Documents are affected in any way if an amendment is made hereto, or a waiver is granted hereunder, without SHC's consent).

      Section 3.12 Termination. This Agreement shall terminate upon payment in full of the Nationwide Indebtedness and all other amounts due under the Nationwide Agreement.

      Section 3.13. Section Headings. The Section headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

      Section 3.14. Limited Recourse. SHC's obligations hereunder are intended to be the obligations of the limited liability company only and no recourse for the payment of any amount due hereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any member of SHC or any incorporator, member, officer, director or Affiliate, as such, past, present or future of such limited liability company, it being understood that SHC is a limited liability company formed for the purpose of the transactions involved in and relating to the Citadel Agreement on the express understanding aforesaid. Nothing contained in this Section shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement, of the rights and remedies against the limited liability company or the assets of the limited liability company or affect claims under Section 5 of the Pledge Agreement or under the Indemnity Guarantee (as such terms are defined in the Citadel Agreement).

      Section 3.15 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      Section 3.16 Bankruptcy. This Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any case under the Bankruptcy Code (or similar state law) involving SHC, and all references herein to SHC shall be deemed to apply to SHC as a debtor-in-possession and to any trustee in bankruptcy for the estate of SHC.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           READING INTERNATIONAL, INC.

                                           By:__________________________________
                                               Name:
                                               Title:


                                           NATIONWIDE THEATRES CORP.,

                                           By:__________________________________
                                               Name:
                                               Time:


                                           SUTTON HILL CAPITAL, L.L.C.,

                                           By:__________________________________
                                               Name:
                                               Title:


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

                                           FOR PURPOSES OF THE LAST SENTENCE OF
                                           SECTION 2.11(h)(iv) ONLY:


                                               _________________________________
                                               James J. Cotter


                                               _________________________________
                                               Michael R. Forman

                                    EXHIBIT H

                               THEATRE PROPERTIES

1.    The Village East Cinemas located at 181 Second Avenue, New York, New York
      10013

2.    The Sutton Theatre located at 205 East 57th Street, New York, New York
      10022.

3.    Cinemas 1, 2 and 3 located at 1001 Third Avenue, New York, New York 10022


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

                                    EXHIBIT I

                                   SITE LEASES

(a) That certain Indenture of Lease dated as of January 31, 1987 between Senyar Holding Company, as landlord, and M-Square Theaters, Inc., as tenant, covering premises at 181-189 Second Avenue, New York, New York 10003, containing the Village East Theatre, as amended by that certain First Amendment to Lease, dated as of June 15, 1989, between Senyar Holding Company and M-Square Theaters, Inc. and the letter regarding notices, dated December 20, 1993 from Senyar Holding Company to M-Square Theatres, Inc.;

(b) The ground lease dated February 9, 1961 between Andrew C. Mayer, et al., as landlord, and Turtle Bay Theatre Corporation, as tenant, covering premises at 1001, 1003 1005 and 1007 Third Avenue, New York, New York 10022, containing Cinemas 1, 2 and 3, the tenant's interest therein having been assigned to (i) Sutcin Holding Corp. pursuant to that Assignment & Assumption of Lease dated December 31, 1984 between Cinemas 5 Ltd., as successor in liquidation to Turtle Bay Theatre Corporation, and Sutcin Holding Corp., and (ii) Sutton Hill Associates pursuant to that Agreement of Purchase and Sale and related Assignment of Lease, each dated July 3, 1986 between Sutcin Holding Corp. and Sutton Hill Associates; and

(c) That certain Ground Lease dated as of August 16, 1985, between Sutcin Holding Corp., as landlord, and Sutton Hill Associates, as tenant, covering the premises at 205 East 57th Street, New York, New York 10022, containing the Sutton Theater as amended by the First Addendum to Ground Lease, dated as of January 1, 1992, between Sutcin Holding Corp. and Sutton Hill Associates, Second Addendum to Ground Lease, dated as of January 1, 1995, between Sutcin Holding Corp. and Sutton Hill Associates, Third Addendum to Ground Lease, dated as of July 1, 1996, between Nationwide (successor-in-interest to Sutcin Holding Corp.) and Sutton Hill Associates, Fourth Addendum to Ground Lease, dated as of July 28, 2002, between Nationwide and Sutton Hill Associates and Fifth Addendum to Ground Lease, dated as of January 29, 2002 between Nationwide and Sutton Hill Associates.


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